UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2011

PROFILE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29196 (Commission File Number)	91-1418002 (I.R.S. Employer Identification No.)

2 Park Avenue, Suite 201 Manhasset, NY	11030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (516) 365-1909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 22, 2011, the Board of Directors  (the “Board”) of the Profile Technologies, Inc. (the “Company”) approved and adopted the Amended and Restated By-Laws of the Company (the “Amended By-Laws”), a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.  The following is a summary of the principal changes contained in the Amended By-Laws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended By-Laws, which is incorporated by reference herein.

 (i)           Article 1.2 was amended to provide that the annual meeting of stockholders shall be held on a date and at a time to be determined by the Board or the president of the Company and to delete the requirement that the meeting be held on the second Tuesday of the fifth month following the close of the Company’s fiscal year.

 (ii)           Newly adopted advance notice provisions appear at new Articles 1.11 and 1.12, providing deadlines and requirements for proposals for business brought by stockholders before annual and special meetings, and nominations by stockholders for director candidates brought before annual meetings of stockholders.  These new articles provide for the following:

•
procedures for director nominations and other business to be considered at annual meetings, which is accomplished by separate by-laws – one for nominations (Article 1.11) and one for other business, including stockholder proposals (Article 1.12);

•
providing mandatory deadlines for stockholders to make proposals of business and nominations of directors at special or annual meetings of stockholders, generally between ninety (90) and one hundred twenty (120) days before a special meeting, and ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (Articles 1.11(b) and 1.12(b));

•	distinguishing between stockholder proposals made under Rule 14a-8 and other proposals to conduct business at annual meetings (Article 1.12(a));

•
including a requirement that director nominees complete a questionnaire, designed to elicit information such as his or her qualifications, conflicts of interests and independence, including a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholders, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as discussed below) (Article 1.11(f) and 1.11(b)(iii));

•
requiring director nominees to sign an agreement that they will not join in undisclosed voting agreements, that they will not enter into undisclosed indemnification or compensation agreements, and that they will comply with all Company policies and guidelines applicable to directors (Article 1.11(f));

•	requiring nominating stockholders to disclose not only their beneficial ownership position but also any derivative positions (Article 1.12(c));

•
requiring each stockholder making a proposal (or nominating directors) to include any person with whom the proposing stockholder or beneficial owner is “Acting in Concert,” and require proponent stockholders to disclose any such persons (Article 1.12(c)(iii)); and

•	requiring stockholders to update and supplement such notices provided pursuant to Article 1.11 prior to the initial submission and the date of the stockholder meeting (Article 1.11(d)).

 (iii)        New Article 1.13 was added to provide, among other things, for the rules and regulations pertaining to conduct of meetings of stockholders.

 (iv)        Article 3.1 was amended to provide that the officers of the Company also include a chief executive officer, a chief financial officer, and a chief operating officer.

 (v)         Article 3.2 was amended to provide that a person may hold more than one officer position concurrently.

 (vi)        Article 3.7 was amended to delete the provision providing that the chairman of the Board is also the chief executive officer.

 (vii)       Article 3.8 was amended to shift certain responsibilities from the president to a chief operating officer.

 (viii)      New Article 3.9 was added to house the responsibilities of the chief operating officer.

 (ix)         Old Article 3.9 (new Article 3.10) was amended to delete the provision providing that the executive vice-president is also the chief operating officer.

 (x)          Old Article 3.13 (new Article 3.14) was amended to provide that the Compensation Committee as authorized by the Board may also determine officer salaries or compensation.

A copy of a press release issued by the Company discussing the events described in this Form 8-K is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

3.1	Amended and Restated Bylaws of the Company, dated March 22, 2011.
99.1	Press Release of the Company, dated March 23, 2011

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Profile Technologies, Inc.

By:	/s/Richard Palmer
Richard Palmer
President

Date:     March 23, 2011

EXHIBIT INDEX

No.	Description

3.1	Amended and Restated Bylaws of the Company, dated March 22, 2011.
99.1	Press Release of the Company, dated March 23, 2011